UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2006

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.       Departure of Directors, Principal Officers; Election of Directors;

Appointment of Principal Officers

(d)   Appointment of Directors

On September 25, 2006, Golden Phoenix Minerals, Inc.’s (the “Company”) Board of Directors appointed Corby G. Anderson and Kent D. Aveson to serve as directors.

There are no arrangements or understandings between Mr. Anderson and any other persons, naming such persons, pursuant to which Mr. Anderson was selected as a director. At the time of election and of this disclosure, the information required to complete Item 5.02(d)(3) has not be determined by the Company. At the time of this disclosure, the information required to complete Item 5.02(d)(4) has not been determined. With respect to the disclosures required under Items 5.02(d)(3) and 5.02(d)(4), the Company will file an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

There are no arrangements or understandings between Mr. Aveson and any other persons, naming such persons, pursuant to which Mr. Aveson was selected as a director. At the time of election and of this disclosure, the information required to complete Item 5.02(d)(3) has not be determined by the Company. At the time of this disclosure, the information required to complete Item 5.02(d)(4) has not been determined. With respect to the disclosures required under Items 5.02(d)(3) and 5.02(d)(4), the Company will file an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

Section 9 - Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated September 28, 2006 entitled “Golden Phoenix Adds Mining Professionals Corby Anderson and Kent Aveson to Its Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

Dated:	September 29, 2006	By: /s/ David A. Caldwell

David A. Caldwell,

President and Chief Operating Officer